Exhibit 23.6

May 30, 2019

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

Gentlemen:

LaRoche Petroleum Consultants, Ltd. does hereby consent to the incorporation by reference in the Annual Report of Dorchester Minerals L.P. on Form 10-K for the year ended December 31, 2018 of our Firm’s reserve report, dated January 23, 2019, on the estimated reserves as of December 31, 2018, including, without limitation, Exhibit 99.2, and to the reference to our firm as an expert in the Registration Statement on Form S-4 of Dorchester Minerals, L.P.

                                                                                                                LAROCHE PETROLEUM CONSULTANTS, LTD.

                                                                                                                By LPC, Inc. General Partner

                                                                                                               /s/ Joe A. Young

                                                                                                               ___________________________________________

                                                                                                                Joe A. Young

                                                                                                                Vice President